EXHIBIT 8(c)

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                             BANK OF AMERICA, N.A.
                                901 Main Street
                              Dallas, Texas 75202

                                January 11, 2001

USAA Mutual Fund, Inc.,
USAA Investment Trust,
USAA Tax Exempt Fund, Inc., and
USAA State Tax-Free Trust, not in their individual
     capacities but on behalf of and for the benefit
     of the series of funds comprising each such
     Borrower as set forth on SCHEDULE A hereto
9800 Fredericksburg Road
San Antonio, Texas  78288

Attention:   Michael J. C. Roth, President

Ladies and Gentlemen:

This Facility Agreement Letter (this "AGREEMENT") sets forth the terms and conditions for loans (each a "LOAN" and collectively the "LOANS") which Bank of America, N.A. (the "BANK"), agrees to make during the period commencing January 11, 2001 and ending January 10, 2002 (the "FACILITY PERIOD") to USAA Mutual Fund, Inc., USAA Investment Trust, USAA Tax Exempt Fund, Inc., and USAA State Tax-Free Trust, and each investment company which may become a party hereto pursuant to the terms of this Agreement (each a "BORROWER" and collectively the "BORROWERS"), each of which is executing this Agreement not in its individual capacity, but on behalf of and for the benefit of the series of funds comprising each such Borrower as set forth on SCHEDULE A hereto (as hereafter modified or amended in accordance with the terms hereof) (each a "FUND" and collectively the "FUNDS"), under a master revolving credit facility (the
"FACILITY"). This Agreement replaces in its entirety that certain Facility Agreement Letter dated January 12, 2000, as heretofore amended or modified, between the Borrowers and the Bank. The Bank and the Borrowers hereby agree as follows:

       1. AMOUNT. The aggregate principal amount of the Loans to be advanced under this Facility shall not exceed, at any one time outstanding, One Hundred Million United States Dollars (U.S. $100,000,000) (the "COMMITMENT"). The aggregate principal amount of the Loans which may be borrowed by a Borrower for the benefit of a particular Fund under the Facility and the Other Facility (hereinafter defined) shall not exceed the percentage (the "BORROWING LIMIT") of the total assets of such Fund as set forth on SCHEDULE A hereto.

       2. PURPOSE AND LIMITATIONS ON BORROWINGS. Each Borrower will use the proceeds of each Loan made to it solely for temporary or emergency purposes of the Fund for whose benefit it is borrowing in accordance with such Fund's Borrowing Limit and prospectus in effect at the time of such Loan. Portfolio securities may not be purchased by a Fund while there is a Loan outstanding under the Facility and/or a loan outstanding under the Other Facility for the benefit of such Fund, if the aggregate amount of such Loan and such other loan exceeds 5% of the total assets of such Fund. The Borrowers will not, and will not permit any Fund to, directly or indirectly, use any proceeds of any Loan for any purpose which would violate any provision of any applicable statute, regulation, order or restriction, including, without limitation, Regulation U, Regulation T, Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or the Securities Exchange Act of 1934, as amended. If requested by the Bank, the Borrowers will

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USAA Mutual Fund, Inc., et al
January 11, 2001
Page 2

promptly furnish the Bank with a statement in conformity with the requirements of Federal Reserve Form U-1 as referred to in Regulation U.

       3. BORROWING RATE AND MATURITY OF LOANS. The principal amount of each Loan outstanding from time to time shall bear interest from the date each such Loan is made to, but excluding the date of payment in full thereof, at a rate per annum equal to, at the option of the applicable Borrower, (i) the aggregate of the Federal Funds Rate (as defined below) plus .50 of one percent (1%) (50 basis points) or (ii) the aggregate of the London Interbank Offered Rate (as defined below) plus 50 basis points. The rate of interest payable on any Loan bearing interest on the basis of the Federal Funds Rate shall change on each date that the Federal Funds Rate shall change. Interest on the Loans shall be calculated on the basis of a year of 360 days and the actual days elapsed but shall not exceed the highest lawful rate. Each Loan will be for an established number of days to be agreed upon by the applicable Borrower and the Bank on or before the date of such Loan and, in the absence of such agreement, will mature on the earlier of three months after the date of such Loan or the last day of the Facility Period. The term "FEDERAL FUNDS RATE," as used herein, shall mean the overnight rate for Federal funds transactions between member banks of the Federal Reserve System, as published by the Federal Reserve Bank of New York or, if not so published, as determined in good faith by the Bank in accordance with its customary practices; and the term "LONDON INTERBANK OFFERED RATE," as used herein, shall mean the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. London time two business days prior to the first day of and for the interest period (of 7 or 14 days or one, two or three months as selected by the Borrower(s)) for which the London Interbank Offered Rate is to be in effect, as adjusted by the Bank in good faith and in accordance with its customary practices for any reserve costs imposed on the Bank under Federal Reserve Board Regulation D with respect to "EURO-CURRENCY LIABILITIES." The London Interbank Offered Rate shall not be available hereunder for a Loan if it would be unlawful for the Bank to make or maintain such Loan based on such rate or if such rate does not, in the good faith judgment of the Bank, fairly reflect the cost to the Bank of making or maintaining such Loan. The London Interbank Offered Rate shall not be available for any interest period which, if such rate were available, would begin after the occurrence and during the continuation of an Event of Default (as defined below). Any past due principal and/or accrued interest or fee shall bear interest at a rate per annum equal to the aggregate of the Federal Funds Rate plus 1.50 percent (150 basis points), but not to exceed the highest lawful rate, from the date any such payment was due to, but excluding the date of payment in full thereof, and shall be payable on demand. If the applicable Borrower does not affirmatively elect to have a Loan or Loans bear interest based on the London Interbank Offered Rate at least two business days prior to the first day of a possible interest period applicable thereto, such Loan shall bear interest based on the Federal Funds Rate until such election is affirmatively made.

       4. ADVANCES, PAYMENTS, PREPAYMENTS AND READVANCES. Upon each Borrower's request, and subject to the terms and conditions contained herein, the Bank shall make Loans to each Borrower on behalf of and for the benefit of its respective Fund(s) during the Facility Period, and each Borrower may borrow, repay and reborrow Loans hereunder. The Loans shall be evidenced by a duly executed and delivered Master Grid Promissory Note in the form of EXHIBIT A. Each Loan shall be in an aggregate amount not less than One Hundred Thousand United States Dollars (U.S. $100,000) and increments of One Thousand United States Dollars (U.S. $1,000) in excess thereof. Payment of principal and interest due with respect to each Loan shall be payable at the maturity of such Loan and shall be made in funds immediately available to

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USAA Mutual Fund, Inc., et al
January 11, 2001
Page 2

the Bank prior to 2:00 p.m. Dallas time on the day such payment is due, or as the Bank shall otherwise direct from time to time and, subject to the terms and conditions hereof, may be repaid with the proceeds of a new borrowing hereunder. Notwithstanding any provision of this Agreement to the contrary, all Loans, accrued but unpaid interest and other amounts payable hereunder shall be due and payable upon termination of the Facility (whether by acceleration or otherwise). If any Loan bearing interest based on the London Interbank Offered Rate is repaid or prepaid other than on the last day of an interest period applicable thereto, the Fund which is the beneficiary of such Loan shall pay to the Bank promptly upon demand such amount as the Bank determines in good faith is necessary to compensate the Bank for any reasonable cost or expense incurred by the Bank as a result of such repayment or prepayment in connection with the reemployment of funds in an amount equal to such repayment or prepayment. Whenever the Bank seeks to assess for any such cost or expense it will provide a certificate as the applicable Borrower shall reasonably request.

       5. FACILITY FEE. Beginning with the date of this Agreement and until such time as all Loans have been irrevocably repaid to the Bank in full, and the Bank is no longer obligated to make Loans, each Fund (to be allocated among the Funds as the Borrowers deem appropriate) severally shall pay to the Bank its allocated share of a facility fee (the "FACILITY FEE") in an aggregate amount equal to .09 of one percent (9 basis points) of the amount of the Commitment (whether used or unused), as it may be reduced pursuant to SECTION
6. The Facility Fee shall be payable quarterly in arrears beginning March 31, 2001, and upon termination of the Facility (whether by acceleration or otherwise).

       6. OPTIONAL TERMINATION OR REDUCTION OF COMMITMENT. The Borrowers on behalf of the applicable Funds shall have the right upon at least three (3) business days prior written notice to the Bank, to terminate or reduce the unused portion of the Commitment. Any such reduction of the Commitment shall be in the amount of Five Million United States Dollars (U.S. $5,000,000) or any larger integral multiple of One Million United States Dollars (U.S. $1,000,000) (except that any reduction may be in the aggregate amount of the unused Commitment). Accrued fees with respect to the terminated Commitment shall be payable to the Bank on the effective date of such termination.

       7. MANDATORY TERMINATION OF COMMITMENT. The Commitment shall automatically terminate on the last day of the Facility Period and any Loans then outstanding (together with accrued interest thereon and any other amounts owing hereunder) shall be due and payable on such date.

       8. COMMITTED FACILITY. The Bank acknowledges that the Facility is a committed facility and that the Bank shall be obligated to make any Loan requested during the Facility Period under this Agreement, subject to the terms and conditions hereof; provided, however, that the Bank shall not be obligated to make any Loan if this Facility has been terminated by the Borrowers, or to a Borrower on behalf of a proposed borrowing Fund, if at the time of a request for a Loan by such Borrower (on behalf of such applicable borrowing Fund) there exists any Event of Default or condition which, with the passage of time or giving of notice, or both, would constitute or become an Event of Default with respect to such Fund.

       9. LOAN REQUESTS. Each request for a Loan (each a "BORROWING NOTICE") shall be in writing by the applicable Borrower, except that such Borrower may make an oral request (each an "ORAL REQUEST") provided that each Oral Request shall be followed by a written Borrowing Notice within one business day. Each Borrowing Notice shall specify the following terms ("TERMS") of the requested
Loan:  (i) the date on
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USAA Mutual Fund, Inc., et al
January 11, 2001
Page 4

which such Loan is to be  disbursed,  (ii) the  principal  amount of such Loan,
(iii) the Borrower which is borrowing such Loan, (iv) the Fund(s) for whose benefit the Loan is being borrowed and the amount of the Loan which is for the benefit of each such Fund, (v) whether such Loan shall bear interest based on the Federal Funds Rate or the London Interbank Offered Rate, and (vi) the requested maturity date of the Loan. Each Borrowing Notice shall also set forth the total assets of each Fund for whose benefit a portion of the Loan is being borrowed as of the close of business on the day immediately preceding the date of such Borrowing Notice. Borrowing Notices shall be delivered to the Bank by 1:00 p.m. Dallas time on the day the Loan is requested to be made if such Loan is to bear interest based on the Federal Funds Rate or by 10:00 a.m. Dallas time on the second business day before the Loan is requested to be made if such Loan is to bear interest based on the London Interbank Offered Rate.

Each Borrowing Notice shall constitute a representation to the Bank by the applicable Borrower on behalf of the proposed borrowing Fund(s) of such Borrower that all of the representations and warranties made by such Borrower on behalf of the applicable borrowing Fund(s) of such Borrower in SECTION 12 hereof are true and correct as of such date and that no Event of Default or other condition which with the passage of time or giving of notice, or both, would result in an Event of Default, has occurred or is occurring with respect to such proposed borrowing Fund(s).

       10. CONFIRMATIONS; CREDITING OF FUNDS; RELIANCE BY THE BANK. Upon receipt by the Bank of a Borrowing Notice:

                (a) The Bank shall send the applicable Borrower written confirmation of the Terms of such Loan via facsimile or telecopy, as soon as reasonably practicable; provided, however, that the failure to do so shall not affect the obligation of such Borrower;

                (b) The Bank shall make such Loan in accordance with the Terms by transfer of the Loan amount in immediately available funds, to the account of the applicable Borrower as specified in EXHIBIT B to this Agreement or as such Borrower shall otherwise specify to the Bank in a writing signed by an Authorized Individual (as defined in SECTION 11) of such Borrower and sent to the Bank via facsimile or telecopy; and

                (c) The Bank shall make appropriate entries on the Note or the records of the Bank to reflect the Terms of the Loan; provided, however, that the failure to do so shall not affect the obligation of any borrowing Fund.

The Bank shall be entitled to rely upon and act hereunder pursuant to any Oral Request which it reasonably believes to have been made by the applicable Borrower through an Authorized Individual. If any Borrower believes that the confirmation relating to any Loan contains any error or discrepancy from the applicable Oral Request, such Borrower will promptly notify the Bank thereof.

       11. BORROWING RESOLUTIONS AND OFFICERS' CERTIFICATES; SUBORDINATION AGREEMENT. Prior to the making of any Loan pursuant to this Agreement, the Borrowers shall have delivered to the Bank (a) the duly executed Note, (b) resolutions of each Borrower's Trustees or Board of Directors authorizing each Borrower to execute, deliver and perform this Agreement and the Note on behalf of the applicable Funds, (c) an

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USAA Mutual Fund, Inc., et al
January 11, 2001
Page 5

Officer's Certificate in substantially the form set forth in EXHIBIT D to this Agreement, authorizing certain individuals ("AUTHORIZED INDIVIDUALS") to take on behalf of each Borrower (on behalf of the applicable Funds) actions contemplated by this Agreement and the Note, (d) a subordination agreement in substantially the form set forth in EXHIBIT E to this Agreement, and (e) the opinion of counsel to USAA Investment Management Company, manager and advisor to the Borrowers, with respect to such matters as the Bank may reasonably request.

       12. REPRESENTATIONS AND WARRANTIES. In order to induce the Bank to enter into this Agreement and to make the Loans provided for hereunder, each Borrower hereby severally, makes on behalf of each of its respective series of Funds comprising such Borrower the following representations and warranties, which shall survive the execution and delivery hereof and of the Note:

                (a) ORGANIZATION, STANDING, ETC. Such Borrower is a corporation or trust duly organized, validly existing, and in good standing under applicable state laws and has all requisite corporate or trust power and authority to carry on its respective businesses as now conducted and proposed to be conducted, to enter into this Agreement and all other documents to be executed by it in connection with the transactions contemplated hereby, to issue and borrow under the Note and to carry out the terms hereof and thereof;

                (b) FINANCIAL INFORMATION; DISCLOSURE, ETC. Such Borrower has furnished the Bank with certain financial statements of such Borrower with respect to itself and the applicable Fund(s), all of which such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and fairly present the financial position and results of operations of such Borrower and the applicable Funds on the dates and for the periods indicated. Neither this Agreement nor any financial statements, reports or other documents or certificates furnished to the Bank by such Borrower on behalf of the applicable Fund(s) in connection with the transactions contemplated hereby contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained herein or therein in light of the circumstances when made not misleading;

                (c) AUTHORIZATION; COMPLIANCE WITH OTHER INSTRUMENTS. The execution, delivery and performance of this Agreement and the Note, and borrowings hereunder, have been duly authorized by all necessary corporate or trust action of such Borrower and will not result in any violation of or be in conflict with or constitute a default under any term of the charter, by-laws or trust agreement, as applicable, of such Borrower or of any borrowing restrictions or prospectus or statement of additional information of such Borrower or the applicable Fund(s), or of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Borrower on behalf of the applicable Fund(s), or result in the creation of any mortgage, lien, charge or encumbrance upon any of the properties or assets of the applicable Fund(s) pursuant to any such term. Such Borrower is not in violation of any term of its respective charter, by-laws or trust agreement, as applicable, and such Borrower and the applicable Fund(s) are not in violation of any material term of any agreement or instrument to which they are a party, or to the best of such Borrower's knowledge, of any judgment, decree, order, statute, rule or governmental regulation applicable to them;
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USAA Mutual Fund, Inc., et al
January 11, 2001
Page 6
                (d) SEC COMPLIANCE. Such Borrower and the applicable Fund(s) are in compliance in all material respects with all federal and state securities or similar laws and regulations, including all material rules, regulations and administrative orders of the Securities and Exchange Commission (the "SEC") and applicable Blue Sky authorities. Such Borrower and the applicable Fund(s) are in compliance in all material respects with all of the provisions of the Investment Company Act of 1940, and such Borrower has filed all reports with the SEC that are required of it or the applicable Fund(s);

                (e) LITIGATION. There is no action, suit or proceeding pending or, to the best of such Borrower's knowledge, threatened against such Borrower or the applicable Fund(s) in any court or before any arbitrator or governmental body which seeks to restrain any of the transactions contemplated by this Agreement or which could reasonably be expected to have a material adverse effect on the assets or business operations of such Borrower or the applicable Fund(s) or the ability of such applicable Fund(s) to pay and perform their respective obligations hereunder and under the Notes; and

                (f) FUNDS' OBLIGATIONS FOR REPAYMENT. The assets of each Fund for whose benefit Loans are borrowed by the applicable Borrower are subject to and liable for such Loans. The Bank may only seek repayment from the assets of the Fund of a Borrower that obtained a Loan, and may not seek repayment of that Loan from the assets of any other Fund of that Borrower.

       13. AFFIRMATIVE COVENANTS OF THE BORROWERS. Until such time as all amounts of principal interest and other sums due to the Bank by a Borrower pursuant to any Loan made to such Borrower for the benefit of the applicable Fund(s) is irrevocably paid in full, and until the Bank is no longer obligated to make Loans to such Borrower for the benefit of the applicable Fund(s), such Borrower (on behalf of its respective Fund(s)) severally agrees:

                (a) To deliver to the Bank as soon as possible and in any event within ninety (90) days after the end of each fiscal year of such Borrower and the applicable Fund(s), Statements of Assets and Liabilities, Statements of Operations and Statements of Changes in Net Assets of each applicable Fund for such fiscal year, as set forth in each applicable Fund's Annual Report to shareholders together with a calculation of the maximum amount which each applicable Fund could borrow under its Borrowing Limit as of the end of such fiscal year;

                (b) To deliver to the Bank as soon as available and in any event within seventy-five (75) days after the end of each semiannual period of such Borrower and the applicable Fund(s), Statements of Assets and Liabilities, Statements of Operations and Statements of Changes in Net Assets of each applicable Fund as of the end of such semiannual period, as set forth in each applicable Fund's Semiannual Report to shareholders, together with a calculation of the maximum amount which each applicable Fund could borrow under its Borrowing Limit at the end of such semiannual period;

                (c) To deliver to the Bank prompt notice of the occurrence of any event or condition which constitutes, or is likely to result in, a change in such Borrower or any applicable Fund which could reasonably be expected to materially adversely affect the ability of any applicable Fund to

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USAA Mutual Fund, Inc., et al
January 11, 2001
Page 7

       promptly repay outstanding Loans made for its benefit or the ability of such Borrower or the applicable Fund(s) to perform their respective obligations under this Agreement or the Note;

                (d) To do, or cause to be done, all things necessary to preserve and keep in full force and effect the corporate or trust existence of such Borrower and all permits, rights and privileges necessary for the conduct of its businesses and to comply in all material respects with all applicable laws, regulations and orders, including without limitation, all rules and regulations promulgated by the SEC;

                (e) To promptly notify the Bank of any litigation, threatened legal proceeding or investigation by a governmental authority which could reasonably be expected to materially affect the ability of any applicable Fund to promptly repay the outstanding Loans made for its benefit hereunder or the ability of such Borrower or the applicable Fund(s) to otherwise perform their respective obligations hereunder;

                (f) In the event a Loan for the benefit of a particular Fund is not repaid in full within 10 days after the date it is borrowed, and until such Loan is repaid in full, to deliver to the Bank, within two business days after each Friday occurring after such 10th day, a statement setting forth the total assets of such Fund as of the close of business on each such Friday; and

                (g) Upon the request of the Bank, which may be made by the Bank from time to time in the event the Bank in good faith believes that there has been a material adverse change in the capital markets generally, to deliver to the Bank, within two business days after any such request, a statement setting forth the total assets of each Fund for whose benefit a Loan is outstanding on the date of such request.

       14. NEGATIVE COVENANTS OF THE BORROWERS. Until such time as all amounts of principal, interest and other sums due to the Bank by a Borrower pursuant to any Loan made to such Borrower for the benefit of the applicable Fund(s) is irrevocably paid in full, and until the Bank is no longer obligated to make Loans to such Borrower for the benefit of the applicable Fund, such Borrower (on behalf of its respective Fund(s)) severally agrees:

                (a) Not to incur any indebtedness for borrowed money (other than pursuant to a $400,000,000 committed master revolving credit facility with USAA Capital Corporation (the "OTHER FACILITY") and overdrafts incurred at the custodian of the Funds from time to time in the ordinary course of business) except the Loans, without the prior written consent of the Bank, which consent will not be unreasonably withheld; and

                (b) Not to dissolve or terminate its existence, or merge or consolidate with any other person or entity, or sell all or substantially all of its assets in a single transaction or series of related transactions (other than assets consisting of margin stock), each without the prior written consent of the Bank, which consent will not be unreasonably withheld; provided that a Borrower or Fund may without such consent merge, consolidate with, or purchase substantially all of the assets of, or sell substantially all of its assets to, an affiliated investment company or series thereof, as provided for in Rule 17a-8 of the Investment Company Act of 1940.

       15. EVENTS OF DEFAULT. If any of the following events (each an "EVENT OF DEFAULT") shall occur (it being understood that an Event of Default with respect to one Fund shall not constitute an Event of Default with respect to any other Fund):

                (a) A Fund shall default in the payment of principal or interest on any Loan or any other fee due hereunder for a period of five
       (5) days after the same becomes due and payable, whether at maturity or, with respect to the Facility Fee, at a date fixed for the payment thereof;

                (b) A Fund shall default in the performance of or compliance with any term contained in SECTION 13 hereof and such default shall not have been remedied within thirty (30) days after written notice thereof shall have been given to the applicable Borrower on behalf of such Fund by the Bank;

                (c) A Fund shall default in the performance of or compliance with any term contained in SECTION 14 hereof;

                (d) A Fund shall default in the performance or compliance with any other term contained herein and such default shall not have been remedied within thirty (30) days after written notice thereof shall have been given to the applicable Borrower on behalf of such Fund by the Bank;

                (e) Any representation or warranty made by or on behalf of a Fund herein or pursuant hereto shall prove to have been false or incorrect in any material respect when made;

                (f) USAA Investment Management Company or any successor manager or investment adviser, provided that such successor is a wholly-owned subsidiary of USAA Capital Corporation, shall cease to be the manager and investment advisor of a Fund; or

                (g) An event of default shall occur and be continuing under the Other Facility with respect to a Fund;

then, in any event, and at any time thereafter, if any Event of Default shall be continuing, the Bank may by written notice to the applicable Borrower (i) terminate its commitment to make any Loan hereunder to such Borrower with respect to such Fund, whereupon said commitment shall forthwith terminate without any other notice of any kind and (ii) declare the principal and interest in respect of any outstanding Loans with respect to such Fund, and all other amounts due hereunder with respect to such Fund, to be immediately due and payable whereupon the principal and interest in respect thereof and all other amounts due hereunder shall become forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrowers on behalf of the applicable Funds.

       16. NEW BORROWERS; NEW FUNDS. So long as no Event of Default or condition which, with the passage of time or the giving of notice, or both, would constitute or become an Event of Default has occurred and is continuing, and with the prior consent of the Bank, which consent will not be unreasonably withheld:

USAA Mutual Fund, Inc., et al
January 11, 2001
Page 9
                (a) Any investment company that becomes part of the same "group of investment companies" (as that term is defined in Rule 11a-3 under the Investment Company Act of 1940) as the original Borrowers to this Agreement, may, by submitting an amended SCHEDULE A and EXHIBIT B to this Agreement to the Bank (which amended SCHEDULE A and EXHIBIT B shall replace the SCHEDULE A and EXHIBIT B which are then a part of this Agreement) and such other documents as the Bank may reasonably request, become a party to this Agreement and may become a "BORROWER" hereunder; and

                (b) A Borrower may, by submitting an amended SCHEDULE A and EXHIBIT B to this Agreement to the Bank (which amended SCHEDULE A and EXHIBIT B shall replace the SCHEDULE A and EXHIBIT B which are then a part of this Agreement), add additional Funds for whose benefit such Borrower may borrow Loans. No such amendment of SCHEDULE A to this Agreement shall amend the Borrowing Limit applicable to any Fund without the prior consent of the Bank.

       17. LIMITED RECOURSE. The Bank agrees (i) that any claim, liability, or obligation arising hereunder or under the Note whether on account of the principal of any Loan, interest thereon, or any other amount due hereunder or thereunder shall be satisfied only from the assets of the specific Fund for whose benefit a Loan is borrowed and in any event in an amount not to exceed the outstanding principal amount of any Loan borrowed for such Fund's benefit, together with accrued and unpaid interest due and owing thereon, and such Fund's share of any other amount due hereunder and under the Note (as determined in accordance with the provisions hereof) and (ii) that no assets of any Fund shall be used to satisfy any claim, liability, or obligation arising hereunder or under the Note with respect to the outstanding principal amount of any Loan borrowed for the benefit of any other Fund or any accrued and unpaid interest due and owing thereon or such other Fund's share of any other amount due hereunder and under the Note (as determined in accordance with the provisions hereof).

       18. REMEDIES ON DEFAULT. In case any one or more Events of Default shall occur and be continuing, the Bank may proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceedings, against the applicable Borrower on behalf of the applicable defaulting Fund(s), as the case may be. In the case of a default in the payment of any principal or interest on any Loan or in the payment of any fee due hereunder, the relevant Fund(s) (to be allocated among such Funds as the Borrowers deem appropriate) severally shall pay to the Bank such further amount as shall be sufficient to cover the cost and expense of collection, including, without limitation, reasonable attorney's fees and expenses from the relevant Fund.

       19. NO WAIVER OF REMEDIES. No course of dealing or failure or delay on the part of the Bank in exercising any right or remedy hereunder or under the Note shall constitute a waiver of any right or remedy hereunder or under the Note, nor shall any partial exercise of any right or remedy hereunder or under the Note preclude any further exercise thereof or the exercise of any other right or remedy hereunder or under the Note. Such rights and remedies expressly provided are cumulative and not exclusive of any rights or remedies which the Bank would otherwise have.

       20. EXPENSES. Each of the Funds severally shall pay on demand all reasonable out-of-pocket costs and expenses (including reasonable attorney's fees and expenses) incurred by the Bank in connection

USAA Mutual Fund, Inc., et al
January 11, 2001
Page 10

with the collection and any other enforcement proceedings of or regarding this Agreement, any Loan or the Note against such Fund.

       21. BENEFIT OF AGREEMENT. This Agreement and the Note shall be binding upon and inure for the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that no party to this Agreement or the Note may assign any of its rights hereunder or thereunder without the prior written consent of the other parties. The Bank may not sell participations and subparticipations in all or any part of the Loans made hereunder without the prior consent of the Borrowers, which consent shall not be unreasonably withheld.

       22. NOTICES. All notices hereunder and all written, facsimiled or telecopied confirmations of Oral Requests made hereunder shall be sent to the Borrowers as indicated on EXHIBIT B and to the Bank as indicated on EXHIBIT C. Written communications shall be deemed to have been duly given and made as follows: If sent by mail, seventy-two (72) hours after deposit in the mail with first-class postage prepaid, addressed as provided in EXHIBIT B (the Borrowers) and EXHIBIT C (the Bank); and in the case of facsimile or telecopy, when the facsimile or telecopy is received if on a business day or otherwise on the next business day.

       23. MODIFICATIONS. No provision of this Agreement or the Note may be waived, modified or discharged except by mutual written agreement of all parties. THIS WRITTEN LOAN AGREEMENT AND THE NOTE REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

       24. INCREASED COST AND REDUCED RETURN. If at any time after the date hereof, the Bank (which shall include, for purposes of this Section, any corporation controlling the Bank) determines that the adoption or modification of any applicable law regarding the Bank's required levels of reserves, other than the reserve requirement taken into account when computing the London Interbank Offered Rate as provided in SECTION 3, or capital (including any allocation of capital requirements or conditions), or similar requirements, or any interpretation or administration thereof by a governmental body or compliance by the Bank with any of such requirements, has or would have the effect of (a) increasing the Bank's costs relating to the Loans, or (b) reducing the yield or rate of return of the Bank on the Loans, to a level below that which the Bank could have achieved but for the adoption or modification of any such requirements, the Funds (to be allocated among the Funds as the Borrowers deem appropriate) severally shall, within fifteen (15) days of any request by the Bank, pay to the Bank such additional amounts as (in the Bank's sole judgment, after good faith and reasonable computation) will compensate the Bank for such increase in costs or reduction in yield or rate of return of the Bank. Whenever the Bank shall seek compensation for any increase in costs or reduction in yield or rate of return, the Bank shall provide a certificate as the Borrower(s) shall reasonably request. Failure by the Bank to demand payment within 90 days of any additional amounts payable hereunder shall constitute a waiver of the Bank's right to demand payment of such amounts at any subsequent time. Nothing herein contained shall be construed or so operate as to require the Funds to pay any interest, fees, costs or charges greater than is permitted by applicable law.

USAA Mutual Fund, Inc., et al
January 11, 2001
Page 11

       25. GOVERNING LAW AND JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the state of Texas without regard to the choice of law provisions thereof. Chapter 346 of the Texas Finance Code shall not apply to this Agreement or the Loans made hereunder.

       26. TRUST DISCLAIMER. Neither the shareholders, trustees, officers, employees and other agents of any Borrower or Fund shall be personally bound by or liable for any indebtedness, liability or obligation hereunder or under the Note nor shall resort be had to their private property for the satisfaction of any obligation or claim hereunder.

If this letter correctly reflects your agreement with us, please execute both copies hereof and return one to us, whereupon this Agreement shall be binding upon the Borrowers (not in their individual capacities, but on behalf of and for the benefit of their respective Funds listed on SCHEDULE A hereto) and the Bank.

Sincerely,

BANK OF AMERICA, N.A.


By:    /S/ JOAN D'AMICO
       ------------------
       Joan D'Amico, Managing Director


                    [REMAINDER OF PAGE INTENTIONALLY BLANK.
                           SIGNATURE PAGE(S) FOLLOW]

Signature to the Facility Agreement Letter dated January 11, 2001, between USAA Mutual Fund, Inc., USAA Investment Trust, USAA Tax Exempt Fund, Inc., and USAA State Tax-Free Trust (not in their individual capacities, but on behalf of and for the benefit of the series of funds set forth on SCHEDULE A hereto) and Bank of America, N.A.

AGREED AND ACCEPTED:

USAA MUTUAL FUND, INC.,
       on behalf of and for the benefit
       of its series of Funds as set forth
       on SCHEDULE A to this Agreement


By:    /S/ MICHAEL J. C. ROTH
       ----------------------------
       Michael J. C. Roth, President


USAA INVESTMENT  TRUST,
       on behalf of and for the benefit
       of its series of Funds as set forth
       on SCHEDULE A to this Agreement

By:    /S/ MICHAEL J. C. ROTH
       -------------------------------
       Michael J.C. Roth, President


USAA TAX EXEMPT FUND, INC.,
       on behalf of and for the benefit
       of its series of Funds as set forth
       on SCHEDULE A to this Agreement


By:    /S/ MICHAEL J. C. ROTH
       --------------------------------------------
       Michael J.C. Roth, President


USAA   STATE TAX-FREE  TRUST,
       on behalf of and for the benefit
       of its series of Funds as set forth
       on SCHEDULE A to this Agreement

By:    /S/ MICHAEL J. C. ROTH
       --------------------------------------------
       Michael J.C. Roth, President

                                   SCHEDULE A

                 FUNDS FOR WHOSE BENEFIT LOANS CAN BE BORROWED
                  UNDER FACILITY AGREEMENT AND BORROWING LIMIT

BORROWER                         FUNDS             MAXIMUM PERCENT OF THE TOTAL
                                                   ASSETS WHICH CAN BE BORROWED
                                                   UNDER FACILITY AGREEMENT AND
                                                   OTHER FACILITY

USAA Mutual Fund, Inc.      USAA Aggressive Growth                25%
                            USAA Growth & Income                  25
                            USAA Income Stock                     25
                            USAA Short-Term Bond                  25
                            USAA Money Market                     25
                            USAA Growth                           25
                            USAA Income                           25
                            USAA S&P 500 Index                    25
                            USAA Science & Technology             25
                            USAA First Start Growth               25
                            USAA High Yield Opportunities         25
                            USAA Intermediate-Term Bond           25
                            USAA Small Cap Stock                  25
                            USAA Extended Market Index            25
                            USAA Nasdaq-100 Index                 25
                            USAA Global Titans Index              25
                            USAA Capital Growth                   25

USAA Investment Trust       USAA Cornerstone Strategy             25
                            USAA Gold                             25
                            USAA International                    25
                            USAA World Growth                     25
                            USAA GNMA Trust                       25
                            USAA Treasury Money Market Trust      25
                            USAA Emerging Markets                 25
                            USAA Growth and Tax Strategy          25
                            USAA Growth Strategy                  25
                            USAA Income Strategy                  25
                            USAA Balanced Strategy                25

USAA Tax Exempt Fund, Inc.  USAA Long-Term                        15
                            USAA Intermediate-Term                15
                            USAA Short-Term                       15
                            USAA Tax Exempt Money Market          15
                            USAA California Bond                  15
                            USAA California Money Market          15
                            USAA New York Bond                    15
                            USAA New York Money Market            15
                            USAA Virginia Bond                    15
                            USAA Virginia Money Market            15

USAA State Tax-Free Trust   USAA Florida Tax-Free Income          15
                            USAA Florida Tax-Free Money Market    15

                                   EXHIBIT A

                          MASTER GRID PROMISSORY NOTE

U.S. $100,000,000                                      Dated:  January 11, 2001

         FOR VALUE RECEIVED, each of the undersigned (each a "BORROWER" and collectively the "BORROWERS"), severally and not jointly, and not in their individual capacities, but on behalf of and for the benefit of the series of funds comprising each such Borrower as listed on SCHEDULE A to the Agreement as defined below (each a "FUND" and collectively the "FUNDS") promises to pay to the order of BANK OF AMERICA, N.A. (the "BANK") at the Bank's office located at 901 Main Street, Dallas, Dallas County, Texas 75202, in lawful money of the United States of America, in immediately available funds, the principal amount of all Loans made by the Bank to such Borrower for the benefit of the applicable Funds under the Facility Agreement Letter dated January 11, 2001 (as amended or modified, the "AGREEMENT"), among the Borrowers and the Bank, together with interest thereon at the rate or rates set forth in the Agreement. All payments of interest and principal outstanding shall be made in accordance with the terms of the Agreement.

         This Note evidences Loans made pursuant to, and is entitled to the benefits of, the Agreement. Terms not defined in this Note shall be as set forth in the Agreement.

         The Bank is authorized to endorse the particulars of each Loan evidenced hereby on the attached Schedule and to attach additional Schedules as necessary, provided that the failure of the Bank to do so or to do so accurately shall not affect the obligations of any Borrower (or the Fund for whose benefit it is borrowing) hereunder.

         Each Borrower waives all claims to presentment, demand, protest, and notice of dishonor. Each Borrower agrees to pay all reasonable costs of collection, including reasonable attorney's fees in connection with the enforcement of this Note.

         The Bank hereby agrees (i) that any claim, liability, or obligation arising hereunder or under the Agreement whether on account of the principal of any Loan, interest thereon, or any other amount due hereunder or thereunder shall be satisfied only from the assets of the specific Fund for whose benefit a Loan is borrowed and in any event in an amount not to exceed the outstanding principal amount of any Loan borrowed for such Fund's benefit, together with accrued and unpaid interest due and owing thereon, and such Fund's share of any other amount due hereunder and under the Agreement (as determined in accordance with the provisions of the Agreement) and (ii) that no assets of any Fund shall be used to satisfy any claim, liability, or obligation arising hereunder or under the Agreement with respect to the outstanding principal amount of any Loan borrowed for the benefit of any other Fund or any accrued and unpaid interest due and owing thereon or such other Fund's share of any other amount due hereunder and under the Agreement (as determined in accordance with the provisions of the Agreement).

         Neither the shareholders, trustees, officers, employees and other agents of any Borrower or Fund shall be personally bound by or liable for any indebtedness, liability or obligation hereunder or under the Note nor shall resort be had to their private property for the satisfaction of any obligation or claim hereunder.

         This Note shall be governed by the laws of the state of Texas.

                    [REMAINDER OF PAGE INTENTIONALLY BLANK.
                           SIGNATURE PAGE(S) FOLLOW]

Signature to the Master Grid Promissory Note dated January 11, 2001, by USAA Mutual Fund, Inc., USAA Investment Trust, USAA Tax Exempt Fund, Inc., and USAA State Tax-Free Trust (not in their individual capacities, but on behalf of and for the benefit of the series of funds set forth on Schedule A hereto) payable to Bank of America, N.A.

                                        USAA MUTUAL FUND, INC.,
                                             on behalf of and for the benefit
                                             of its series of Funds as set forth
                                             on SCHEDULE A to the Agreement


                                        By: /S/ MICHAEL J. C. ROTH
                                            ---------------------------------
                                            Michael J. C. Roth, President


                                        USAA INVESTMENT TRUST,
                                             on behalf of and for the benefit
                                             of its series of Funds as set forth
                                             on SCHEDULE A to the Agreement


                                        By: /S/ MICHAEL J. C. ROTH
                                            ---------------------------------
                                            Michael J. C. Roth, President


                                        USAA TAX EXEMPT FUND, INC.,
                                             on behalf of and for the benefit
                                             of its series of Funds as set forth
                                             on SCHEDULE A to the Agreement


                                        By: /S/ MICHAEL J. C. ROTH
                                            ----------------------------------
                                            Michael J. C. Roth, President


                                        USAA STATE TAX-FREE TRUST,
                                             on behalf of and for the benefit
                                             of its series of Funds as set forth
                                             on SCHEDULE A to the  Agreement

                                        By: /S/ MICHAEL J. C. ROTH
                                            ----------------------------------
                                            Michael J. C. Roth, President

                         LOANS AND PAYMENT OF PRINCIPAL

This schedule (grid) is attached to and made a part of the Promissory Note dated January 11, 2001, executed severally and not jointly by USAA MUTUAL FUND, INC., USAA INVESTMENT TRUST, USAA TAX EXEMPT FUND, INC. AND USAA STATE TAX-FREE TRUST (not in their individual capacities, but on behalf of and for the benefit of the series of funds comprising each such Borrower) payable to the order of BANK OF AMERICA, N.A.

============= ============= ============== ==========================
                                               Type of Rate and
  Date of       Borrower      Amount of      Interest Rate on Date
    Loan        and Fund        Loan             of Borrowing
------------- ------------- -------------- --------------------------
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============= ============= ============== ==========================


==================== =============== ============= ============


     Amount of          Date of         Other       Notation
 Principal Repaid      Repayment       Expenses      made by
-------------------- --------------- ------------- ------------
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==================== =============== ============= ============

                                   EXHIBIT B

                             BANK OF AMERICA, N.A.
                                MASTER REVOLVING
                           CREDIT FACILITY AGREEMENT
                           BORROWER INFORMATION SHEET

BORROWERS:      USAA MUTUAL FUND, INC., USAA INVESTMENT TRUST,  USAA TAX
                EXEMPT FUND,  INC., AND USAA STATE TAX-FREE TRUST

ADDRESS FOR NOTICES AND OTHER COMMUNICATIONS TO THE BORROWERS:

                           9800 Fredericksburg Road
                           San Antonio, Texas 78288 (For Federal Express, 78240)

                           Attention:       Kenneth E. Willmann
                                            Senior Vice President,
                                            Fixed Income Investments
                           Telephone:       (210) 498-7581
                           Telecopy:        (210) 498-4174

                                            David G. Peebles
                                            Senior Vice President,
                                            Equity Investments
                           Telephone:       (210) 498-7340
                           Telecopy:        (210) 498-2954

ADDRESS FOR BORROWING AND PAYMENTS:

                           9800 Fredericksburg Road
                           San Antonio, Texas 78288 (for Federal Express, 78240)

                           Attention:       Roberto Galindo, Jr.
                           Telephone:       (210) 498-7261
                           Telecopy:        (210) 498-0382 or 498-7819
                           Telex:           767424

INSTRUCTIONS FOR PAYMENTS TO BORROWER:

WE PAY VIA:      X    FED FUNDS               CHIPS
            ----------              ----------

TO: (PLEASE PLACE BANK NAME, CORRESPONDENT NAME (IF APPLICABLE), CHIPS AND/OR FED FUNDS ACCOUNT NUMBER BELOW)

USAA MUTUAL FUND, INC.
----------------------

STATE STREET BANK AND TRUST COMPANY, BOSTON, MASSACHUSETTS
----------------------------------------------------------

ABA #011000028

USAA Aggressive Growth Fund                          Acct.# 6938-502-9

USAA Growth & Income Fund                            Acct.# 6938-519-3

USAA Income Stock Fund                               Acct.# 6938-495-6

USAA Short-Term Bond Fund                            Acct.# 6938-517-7

USAA Money Market Fund                               Acct.# 6938-498-0

USAA Growth Fund                                     Acct.# 6938-490-7

USAA Income Fund                                     Acct.# 6938-494-9

USAA Science & Technology Fund                       Acct.# 6938-515-1

USAA First Start Growth Fund                         Acct.# 6938-468-3

USAA High Yield Opportunities Fund                   Acct.# 6938-576-3

USAA Intermediate-Term Bond Fund                     Acct.# 6938-577-1

USAA Small Cap Stock Fund                            Acct.# 6938-578-9

USAA Nasdaq-100 Index Fund                           Acct.# 6938-794-2

USAA Global Titans Index Fund                        Acct. # 6938-795-9

USAA Capital Growth Fund                             Acct. # 6938-796-7

BANKERS TRUST COMPANY, NEW YORK, NEW YORK
-----------------------------------------

ABA #021001033

USAA S&P 500 Index Fund                              Acct.# 096699

THE CHASE MANHATTAN BANK, NEW YORK, NEW YORK
--------------------------------------------

ABA #021000021

USAA Extended Market Index Fund                      Acct.# P83544

USAA INVESTMENT TRUST
---------------------

STATE STREET BANK AND TRUST COMPANY, BOSTON, MASSACHUSETTS
----------------------------------------------------------

ABA #011000028

USAA Cornerstone Strategy Fund                       Acct.# 6938-487-3

USAA Gold Fund                                       Acct.# 6938-488-1

USAA International Fund                              Acct.# 6938-497-2

USAA World Growth Fund                               Acct.# 6938-504-5

USAA GNMA Trust                                      Acct.# 6938-486-5

USAA Treasury Money Market Trust                     Acct.# 6938-493-1

USAA Emerging Markets Fund                           Acct.# 6938-501-1

USAA Growth and Tax Strategy Fund                    Acct.# 6938-509-4

USAA Growth Strategy Fund                            Acct.# 6938-510-2

USAA Income Strategy Fund                            Acct.# 6938-508-6

USAA Balanced Strategy Fund                          Acct.# 6938-507-8

USAA TAX EXEMPT FUND, INC.
---------------------------

STATE STREET BANK AND TRUST COMPANY, BOSTON, MASSACHUSETTS
----------------------------------------------------------

ABA #011000028

USAA Long-Term Fund                                  Acct.# 6938-492-3

USAA Intermediate-Term Fund                          Acct.# 6938-496-4

USAA Short-Term Fund                                 Acct.# 6938-500-3

USAA Tax Exempt Money Market Fund                    Acct.# 6938-514-4

USAA California Bond Fund                            Acct.# 6938-489-9

USAA California Money Market Fund                    Acct.# 6938-491-5

USAA New York Bond Fund                              Acct.# 6938-503-7

USAA New York Money Market Fund                      Acct.# 6938-511-0

USAA Virginia Bond Fund                              Acct.# 6938-512-8

USAA Virginia Money Market Fund                      Acct.# 6938-513-6

USAA STATE TAX-FREE TRUST
-------------------------

STATE STREET BANK AND TRUST COMPANY, BOSTON, MASSACHUSETTS
----------------------------------------------------------

ABA #011000028

USAA Florida Tax-Free Income Fund                    Acct.# 6938-473-3

USAA Florida Tax-Free Money Market Fund              Acct.# 6938-467-5

                                   EXHIBIT C

                              ADDRESS FOR THE BANK

                              Bank of America, N.A.
                              901 Main Street
                              66th Floor
                              Dallas, Texas  75202

                              Attention:     Joan D'Amico
                              Telephone:     (214) 508-3307
                              Telecopy:      (214) 508-3742

                                   EXHIBIT D

                             OFFICER'S CERTIFICATE

The undersigned hereby certifies that he is the duly elected Secretary of USAA Mutual Fund, Inc., USAA Investment Trust, USAA Tax Exempt Fund, Inc., and USAA State Tax-Free Trust and that he is authorized to execute this Certificate on behalf of USAA Mutual Fund, Inc., USAA Investment Trust, USAA Tax Exempt Fund, Inc., and USAA State Tax-Free Trust. The undersigned hereby further certifies to the following:

Any two of the following officers are duly authorized to act on behalf of USAA Mutual Fund, Inc., USAA Investment Trust, USAA Tax Exempt Fund, Inc., and USAA State Tax-Free Trust, by transmitting telephonic, electronic mail, telex, or telecopy instructions and other communications with regard to borrowings and payments pursuant to the Master Revolving Credit Facility Agreement with Bank of America, N.A. The signature set opposite the name of each individual below is that individual's genuine signature.

    NAME                        OFFICE                       SIGNATURE

Robert G. Davis          President and CEO
                         USAA                            /S/ ROBERT G. DAVIS
                                                         ----------------------


Josue Robles, Jr.        Senior Vice President-
                         Chief Financial Officer/
                         Corporate Treasurer
                         USAA                            /S/ JOSUE ROBLES JR.
                                                         ----------------------

Sherron A. Kirk          Treasurer
                         USAA Investment Management
                         Company investment companies    /S/ SHERRON A. KIRK
                                                         ----------------------

Edwin T. McQuiston       Senior Vice President-
                         Treasury Operations and
                         Assistant Treasurer
                         USAA                            /S/ EDWIN T. MCQUISTON
                                                         ----------------------

Laurie B. Blank          Vice President-
                         Enterprise Risk Management and
                         Assistant Treasurer
                         USAA                            /S/ LAURIE B. BLANK
                                                         ----------------------

IN WITNESS WHEREOF, I have executed the Certificate as of this 11th day of January, 2001.
                                                         /S/ MICHAEL D. WAGNER
                                                         ----------------------
                                                         Michael D. Wagner
                                                         Secretary

I, Michael J. C. Roth, President of USAA Mutual Fund, Inc., USAA Investment Trust, USAA Tax Exempt Fund, Inc., and USAA State Tax-Free Trust hereby certify that Michael D. Wagner is, and has been at all times since a date prior to the date of this Certificate, the duly elected, qualified, and acting Secretary of USAA Mutual Fund, Inc., USAA Investment Trust, USAA Tax Exempt Fund, Inc., and USAA State Tax-Free Trust and that the signature set forth above is his true and correct signature.

DATE:    January 11, 2001                        /S/ MICHAEL J. C. ROTH
                                                 -----------------------------
                                                 Michael J. C. Roth, President

[BANK OF AMERICA LOGO]
                                 SUBORDINATION                        EXHIBIT E
Bank of America, N.A.             AGREEMENT
-------------------------------------------------------------------------------
THIS IS AN AGREEMENT AMONG:                          DATED:    January 11, 2001
-------------------------------------------------------------------------------
NAME AND ADDRESS OF LENDER   NAME AND ADDRESS           NAME AND ADDRESS
(INCLUDING COUNTY):          OF BORROWER:               OF CREDITOR:

 Bank of America, N.A.    USAA Mutual Fund, Inc.      USAA Capital Corporation
 901 Main Street          USAA Investment Trust       9800 Fredericksburg Road
 Dallas, Dallas County,   USAA Tax Exempt Fund, Inc.  San Antonio, Texas  78288
 Texas  75202             USAA State Tax-Free Trust
                          (Each on behalf of the Funds
                          listed on Schedule A to the
                          Senior Facility Agreement
                          defined below)
                 (LENDER)                                            (CREDITOR)
                          9800 Fredericksburg Road
                          San Antonio, Texas   78288
                            (EACH SUCH FUND A DEBTOR)

 ------------------------------------------------------------------------------

 1. BACKGROUND. Debtor is or may be indebted to Lender pursuant to that certain Facility Agreement Letter dated January 11, 2001 between Debtor and Lender ("Senior Facility Agreement"). Debtor also is or may be indebted to Creditor pursuant to that certain Facility Agreement Letter dated January 10, 2001 between Debtor and Creditor ("Subordinated Facility Agreement"). All debt (as hereinafter defined) of a Debtor under the Senior Facility Agreement is hereinafter referred to as "senior debt" and all debt (as hereinafter defined) of a Debtor under the Subordinated Facility Agreement is hereinafter referred to as "subordinated debt".

 2. DEFINITION OF DEBT. The term "debt" as used in the terms "senior debt" and "subordinated debt" means all debts, obligations and liabilities, now or hereafter existing, direct or indirect, absolute or contingent, joint or several, secured or unsecured, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, irrespective of the person in whose favor such debt may originally have been created and regardless of the manner in which such debt has been or may hereafter be acquired by Lender or Creditor, as the case may be, and includes all costs incurred to obtain, preserve, perfect or enforce any security interest, lien or mortgage, or to collect any debt or to maintain, preserve, collect and enforce any collateral, and interest on such amounts.

 3. SUBORDINATION OF DEBT. Until senior debt has been paid in full, Debtor will not pay and Creditor will not accept any payment on subordinated debt at any time that an Event of Default (as defined in the Senior Facility Agreement) has occurred and is continuing in respect of senior debt. Anything of value received by Creditor on account of subordinated debt in violation of this agreement will be held by Creditor in trust and immediately will be turned over to Lender in the form received to be applied by Lender on senior debt.

 4. REMEDIES OF CREDITOR. Until all senior debt has been paid in full, without Lender's permission, Creditor will not be a party to any action or proceeding against any person to recover subordinated debt. Upon written request of Lender, Creditor will file any claim or proof of claim or take any other action to collect subordinated debt in any bankruptcy, receivership, liquidation, reorganization or other proceeding for relief of debtors or in connection with Debtor's insolvency, or in liquidation or marshaling of Debtor's assets or liabilities, or in any probate proceeding, and if any distribution shall be made to Creditor, Creditor will hold the same in trust for Lender and immediately pay to Lender, in the form received to be applied on senior debt, all money or other assets received in any such proceedings on account of subordinated debt until senior debt shall have been paid in full. If Creditor shall fail to take any such action when requested by Lender, Lender may enforce this agreement or as attorney in fact for Creditor and Debtor may take any such action on Creditor's behalf. Creditor hereby irrevocably appoints Lender Creditor's attorney in fact to take any such action that Lender might request Creditor to take hereunder, and to sue for, compromise, collect and receive all such money and other assets and take any other action in Lender's own name or in Creditor's name that Lender shall consider advisable for enforcement and collection of subordinated debt, and to apply any amounts received on senior debt.

 5. MODIFICATIONS. At any time and from time to time, without Creditor's consent or notice to Creditor and without liability to Creditor and without releasing or impairing any of Lender's rights against Creditor or any of Creditor's obligations hereunder, Lender may take additional or other security for senior debt; release, exchange, subordinated or lose any security for senior debt; release any person obligated on senior debt, modify, amend or waive compliance with any agreement relating to senior debt; grant any adjustment, indulgence or forbearance to, or compromise with, any person liable for senior debt; neglect, delay, omit, fail or refuse to take or prosecute any action for collection of any senior debt or to foreclose upon any collateral or take or prosecute any action on any agreement securing any senior debt.

 6. SUBORDINATION OF LIENS. Creditor subordinates and makes inferior to any security interests, liens or mortgages now or hereafter securing senior debt all security interests, liens, or mortgages now or hereafter securing subordinated debt. Any foreclosure against any property securing senior debt shall foreclose, extinguish and discharge all security interests, liens and mortgages securing subordinated debt, and any purchaser at any such foreclosure sale shall take title to the property so sold free of all security interest, liens and mortgages securing subordinated debt.

 7. STATEMENT OF SUBORDINATION; ASSIGNMENT BY CREDITOR; ADDITIONAL INSTRUMENTS. Debtor and Creditor will cause any instrument evidencing or securing subordinated debt to bear upon its face a statement that such instrument is subordinated to senior debt as set forth herein and will take all actions and execute all documents appropriate to carry out this agreement. Creditor will notify Lender not less than 10 days before any assignment of any subordinated debt.

 8. ASSIGNMENT BY LENDER. Lender's rights under this agreement may be assigned in connection with any assignment or transfer of any senior debt.

 9. VENUE. Debtor and Creditor agree that this agreement is performable in the county of Lender's address set out above.

10. CUMULATIVE RIGHTS; WAIVERS. This instrument is cumulative of all other rights and securities of the Lender. No waiver by Lender of any right hereunder, with respect to a particular payment, shall affect or impair its rights in any matters thereafter occurring.

11. SUCCESSORS AND ASSIGNS. This instrument is binding upon and shall inure to the benefit of the heirs, executors, administrators, successors and assigns of each of the parties hereto, but Creditor covenants that it will not assign subordinated debt, or any part thereof, without making the rights and interests of the assignee subject in all respects to the terms of this instrument.

12. TERMINATION. This agreement shall terminate upon the termination of the Senior Facility Agreement and repayment in full of the senior debt.

(LENDER)                 (EACH SUCH FUND A DEBTOR)    (CREDITOR)
Bank of America, N.A.     USAA Mutual Fund, Inc.      USAA Capital Corporation
                          USAA Investment Trust
                          USAA Tax Exempt Fund, Inc.
                          USAA State Tax-Free Trust

By /S/ JOAN D'AMICO       By /S/ MICHAEL J. C. ROTH    By /S/ MICHAEL D. WAGNER
   --------------------      -----------------------     ----------------------
  Its  MANAGING DIRECTOR      Its  PRESIDENT               Its  SVP-TREASURER